As filed with the Securities and Exchange Commission on March 16, 2017

Registration Statement No. 333-201274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1096725
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

207 Mockingbird Lane

Johnson City, Tennessee 37604

(423) 434-8300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Matthew S. Heiter, Esq.

Senior Vice President and General Counsel

NN, Inc.

207 Mockingbird Lane

Johnson City, Tennessee 37604

(423) 434-8300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent of Service)

With a copy to:

Richard F. Mattern, Esq.

Bass, Berry & Sims PLC

100 Peabody Place, Suite 1300

Memphis, Tennessee 38103

(901) 543-5933

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

NN, Inc. (the “Company”) previously registered an indeterminate amount of senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, units or any combination of the foregoing, with an aggregate initial offering price not to exceed $200,000,000 (the “Registered Securities”), under a Registration Statement on Form S-3 (Registration No. 333-201274) declared effective by the Securities and Exchange Commission on February 23, 2015 (the “Registration Statement”).

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement and to remove from registration all of the Registered Securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnson City, State of Tennessee, on this 16th day of March, 2017.

NN, INC.

By:	/s/ RICHARD D. HOLDER
Name:	Richard D. Holder
Title:	President and Chief Executive Officer

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